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                                                                     EXHIBIT 5.4

                      [LIONEL SAWYER & COLLINS LETTERHEAD]





                                January 12, 2004






Ardent Health Services LLC
Ardent Health Services, Inc.
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee 37215

         Re:      10% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (File No. 333-110117) (the "Registration Statement") filed by Ardent Health Services LLC, a Delaware limited liability company (the "Parent"), Ardent Health Services, Inc., a Delaware corporation (the "Issuer"), and the other subsidiaries of the Parent named therein as guarantors (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including BHC Health Services of Nevada, Inc., a Nevada corporation, and BHC Montevista Hospital, Inc., a Nevada corporation (collectively, the "Nevada Guarantors"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of August 19, 2003 (the "Indenture"), among the Issuer, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, N.A., as trustee. The Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.


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Ardent Health Services LLC
Ardent Health Services, Inc.
Page 2



         In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture and the Form of Notation of Guarantee (the "Notation of Guarantee") under the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Each of the Nevada Guarantors is duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

         2. Each of the Nevada Guarantors has full corporate right, power and authority to execute, deliver and perform its obligations under the Indenture and the Notation of Guarantee.

         3. The Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.

         4. The Notation of Guarantee has been duly authorized by each of the Nevada Guarantors.

         5. The execution, delivery and performance by the Nevada Guarantors of the Indenture and Notation of Guarantee do not and will not violate any applicable laws.

         This opinion letter is limited to the laws of the State of Nevada.

         Ropes & Gray LLP may rely upon this opinion as if it were addressed to them.

         This opinion is intended solely for the use of the addressees in connection with transactions contemplated by the Indenture. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/  Lionel Sawyer & Collins

                                       Lionel Sawyer & Collins